Exhibit 24.1
POWERS OF ATTORNEY
     We, the undersigned directors of the Registrant, hereby severally constitute and appoint Ronald E. Kuykendall our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the Amended and Restated Potomac Bank of Virginia 1999 Stock Option Plan and the Amended and Restated Employee Stock Purchase Plan, including specifically, but not limited to, power and authority to sign for us in our names in our capacities as directors and, as applicable, as members of the plan administrative committee, the registration statement and any all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person and/or persons shall do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ John Chirtea John Chirtea	Director	March 2, 2007

/s/ Mark E. Friis Mark E. Friis	Director	March 2, 2007

/s/ Susan D. Goff Susan D. Goff	Director	March 2, 2007

/s/ Marshall H. Groom Marshall H. Groom	Director	March 2, 2007

/s/ Solomon Graham Solomon Graham	Director	March 2, 2007

/s/ Gilbert L. Hardesty Gilbert L. Hardesty	Director	March 2, 2007

/s/ Hunter R. Hollar Hunter R. Hollar	Director	March 2, 2007

/s/ Pamela A. Little	Director	March 2, 2007
Pamela A. Little

/s/ Charles F. Mess	Director	March 2, 2007
Charles F. Mess

/s/ Robert L. Orndorff, Jr.	Director	March 2, 2007
Robert L. Orndorff, Jr.

/s/ David E. Rippeon	Director	March 2, 2007
David E. Rippeon

/s/ Craig A. Ruppert	Director	March 2, 2007
Craig A. Ruppert

/s/ Lewis R. Schumann Lewis R. Schumann	Director	March 2, 2007

/s/ W. Drew Stabler W. Drew Stabler	Chairman	March 2, 2007